CONSENT OF DECHERT LLP

We consent to the filing of our form of tax opinion as an exhibit to the Registration Statement on Form N-14 of PIMCO Funds to be filed with the Securities and Exchange Commission and to the discussion of the opinion and references made to our Firm therein and in any amendments thereto.

/s/ Dechert LLP
Dechert LLP

Three Bryant Park 1095 Avenue of the Americas New York, NY 10036-6797

August 27, 2025